UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2024

FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)

Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500

(Address and telephone number of principal executive offices)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FTEK	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 26, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (“Fuel Tech” or the “Company”) took the following actions:

1.
The Committee adopted Fuel Tech’s 2024 Corporate Incentive Plan (the “2024 CIP”). All employees of Fuel Tech and its wholly-owned subsidiaries (excluding sales personnel) are eligible for participation in the 2024 CIP, including Fuel Tech’s President and Chief Executive Officer (Vincent J. Arnone) and Chief Financial Officer and Treasurer (Ellen T. Albrecht). Potential cash awards under the CIP are designed to focus employees on the achievement of both positive earnings growth for Fuel Tech as well as on their own individual performance. A copy of the 2024 CIP is attached to this Report as Exhibit 99.1.

The 2024 CIP is structured as follows:

●
Payouts are based on Fuel Tech’s ability to realize Operating Income. For purposes of the 2024 CIP, “Operating Income” means Fuel Tech’s operating income before the impact of incentive pay (but including adjustments to reflect the payment of sales commissions), as determined by the Committee in its sole discretion. An “Incentive Pool” may be created dependent on Fuel Tech’s obtaining specified levels of Operating Income during the fiscal year. If the Incentive Pool is created, each participant will be awarded his or her designated portion of the Incentive Pool. The focus on Operating Income provides an objective measurement of Fuel Tech’s financial performance to directly tie any payout to the overall financial performance of Fuel Tech across all business lines.

●
No amounts are payable under the 2024 CIP unless Fuel Tech achieves a minimum of $250,000 in Operating Income for the applicable fiscal year. Accordingly, if Fuel Tech’s Operating Income financial performance for a fiscal year falls below $250,000, there is no payout under the 2024 CIP.

●
If Fuel Tech generates Operating Income equal to or greater than $250,000 in a fiscal year, the percentage of Operating Income funded into the Incentive Pool equals 25% of all Operating Income. On the other hand, if Fuel Tech generates less than $250,000 in Operating Income in a fiscal year, no amount is funded into the Incentive Pool because the $250,000 payout threshold will not have been met.

●	The aggregate size of the potential Incentive Pool is “capped” at $3 million.

●
The 2024 CIP contemplates that incentive payments to individual employees will be based on the amount of the Incentive Pool; the employee’s base wages for the applicable year; the employee’s target bonus factor (a percentage assigned to each employee based on such employee’s job level and contribution) and, for all employees below the level of Vice President, the employee’s achievement percentage (an overall job performance multiplier factor that can range from 0% to 100%, and represents the employee’s achievement of individual objectives in the fiscal year) .

●
The target bonus factor for Mr. Arnone under the 2024 CIP is 50% and for Ms. Albrecht, 30%. In addition, the 2024 CIP provides that the achievement percentage assigned to Fuel Tech’s Principal Executive Officer (Mr. Arnone), the Principal Financial Officer (Ms. Albrecht), and any Vice President will automatically equal 100%.

2.
The Committee adopted Fuel Tech’s 2024 Current Objectives Plan (the “2024 COP”). All employees of Fuel Tech and its wholly-owned subsidiaries (excluding sales personnel and Fuel Tech’s President and Chief Executive Officer (Mr. Arnone)) are eligible for participation in the 2024 COP, including Fuel Tech’s Chief Financial Officer and Treasurer (Ms. Albrecht). A copy of the 2024 COP is attached to this Report as Exhibit 99.2.

The 2024 COP is structured as follows:

●
For 2024, Fuel Tech will set aside an amount equal to $162,500 upon the completion in full of each of the four respective current objectives described below on or before the assigned completion date for such objective, with the total bonus pool being capped at $650,000.

●
If Fuel Tech achieves all four current objectives by the applicable dates set forth below, a total amount of $650,000 will be set aside into the bonus pool. On the other hand, if Fuel Tech achieves two of the four current objectives, a total amount of $325,000 will be set aside into the Bonus Pool. If Fuel Tech fails to achieve any of the current objectives, no funds will be set aside into the Bonus Pool.

●
For the 2024 COP, there are three steps for determining whether, and the extent to which, an annual cash incentive award is payable. First, at the beginning of the fiscal year, the Compensation Committee determines the target annual cash incentive award for such employee based on a percentage of such employee’s annual base salary for that year. Second, at the beginning of the fiscal year, the Compensation Committee establishes the specific company-wide performance goals that must be met in order for the employee to receive the award and the related weighting of each goal. Third, shortly after the end of the fiscal year, the Compensation Committee determines whether or not these performance goals were met and the amount of the award.

●
The 2024 COP emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of specified operating results as the cash incentive amount is only funded if the corporate objective has been achieved in full.

For 2024, the four corporate objectives are as follows:

Objective	Deliverables to be Completed
Business Development – Water Treatment Business Initiative	Successful commercialization of Fuel Tech’s water treatment business.
Business Growth – Base Businesses	Development and implementation of an aftermarket and spare parts sales initiative.
Investment in Human Capital
Continued employee training and education through: (a) development of a long-term human capital growth plan; (b) conducting a minimum of four employee training events for all employees; and (c) creation of cross-functional employee teams to meet on a quarterly basis to address preassigned topics of importance to Fuel Tech.

Operational Execution Excellence
Demonstrated improvement in four critical operational areas through the implementation of initiatives to: (a) facilitate internal and external communication; (b) ensure customer-centric behavior via satisfaction surveys, (c) monitor and improve supply chain management; and (d) improve workflow and efficiency through implementation of software upgrades and other workflow enhancement tools.

3.
The Committee approved the payment of a one-time merit bonus in the amount of $50,000 to Mr. Arnone, the Company’s Chief Executive Officer. The one-time bonus was paid in recognition of Mr. Arnone’s continued service to Fuel Tech, and Mr. Arnone’s ineligibility to receive any short-term cash award under the 2022 Corporate Objectives Plan, 2023 Corporate Objective Plan and, prospectively, the 2024 Corporate Objectives Plan.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	2023 Fuel Tech, Inc. Corporate Incentive Plan
99.2	2023 Fuel Tech, Inc. Current Objectives Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

	By:	/s/ Bradley W. Johnson
Bradley W. Johnson
Date: March 28, 2024		Vice President, General Counsel and Secretary